Exhibit 99.01

Press Release

Available for Immediate Publication: January 30, 2017

First National Bank of Northern California Reports Fourth Quarter 2016 Earnings of $0.61 Per Diluted Share

Source: FNB Bancorp (CA) (OTCQB:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (OTCQB: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common stockholders for the fourth quarter of 2016 of $3,042,000 or $0.61 per diluted share, compared to net earnings available to common shareholders of $2,444,000 or $0.49 per diluted share for the third quarter of 2016, adjusted for 5% stock dividend paid in December, 2016.

The fourth quarter of 2016 operating results, when compared to the same period a year ago, provide the first year over year comparison where the earnings subsequent to the America California Bank (“ACB”) acquisition are fully reflected. During the fourth quarter of 2016, our net interest income was $10.8 million, an increase of $375,000 from the third quarter of 2016. This increase was primarily the result of an increase in the average volume of our interest earning assets.

“During the fourth quarter of 2016, the Company was able to grow our total assets by $42 million. This growth included an increase in gross loans of $41 million. The Company also experienced an $11 million increase in our demand deposit balances. Overall, the deposit portfolio increased by $16 million, due primarily to declines in interest rate sensitive money market balances. The bank was able to continue to grow our interest earning assets by obtaining $34 million in additional Federal Home Loan Bank advances from existing credit facilities during the quarter. The current low rate environment has put pressure on our net interest margin, but we have added loans and investments in order to expand our interest earning assets. Our net interest margin improved during the fourth quarter of 2016 by 1 basis point, due primarily to higher loan levels within our interest earning assets. We remain “well capitalized” by regulatory standards and our earnings are growing. We are proud of our accomplishments, which are the result of our emphasis on meeting our customers’ needs and providing them with products delivered with a high level of customer service”, stated CEO Tom McGraw.

“Our total non-accrual loans balance decreased by $0.3 million during the fourth quarter. We continue to utilize a conservative underwriting approach in our loan origination process which should serve us well in the future. There was no fourth quarter provision for loan losses and our allowance for loan loss was considered by management to be sufficient, as of December 31, 2016”, continued Tom McGraw.

CONSOLIDATED BALANCE SHEETS (Dollars in thousands)	(Unaudited) As of December 31,
	2016	2015
ASSETS
Cash and due from banks	$15,758	$12,314
Interest-bearing time deposits with financial institutions	205	205
Securities available for sale, at fair value	360,105	329,207
Other equity securities	7,206	6,748
Loans, net of deferred loan fees and allowance for loan losses	782,485	722,747
Bank premises, equipment and leasehold improvements, net	9,837	10,202
Bank owned life insurance	16,247	15,845
Accrued interest receivable	4,942	4,511
Other real estate owned	1,427	1,026
Goodwill	4,580	4,580
Prepaid expenses	856	997
Other assets	15,746	15,967
TOTAL ASSETS	$1,219,394	$1,124,349

LIABILITIES
Deposits:
Demand, noninterest bearing	$296,273	$263,822
Demand, interest bearing	121,086	102,304
Savings and money market	487,763	491,633
Time	114,384	125,430
Total Deposits	1,019,506	983,189
Federal Home Loan Bank advances	71,000	17,000
Note payable	4,350	4,950
Accrued expenses and other liabilities	14,224	15,048
Total Liabilities	1,109,080	1,020,187
STOCKHOLDERS’ EQUITY
Common stock, no par value:	76,433	74,805
Retained Earnings	35,427	27,816
Accumulated other comprehensive earnings, net of tax	(1,546)	1,541
Total Stockholders’ Equity	110,314	104,162
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,219,394	$1,124,349

CONSOLIDATED STATEMENTS OF EARNINGS	(Unaudited)		(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$9,578	$9,361	$38,313	$33,235
Interest on dividends and securities	1,925	1,657	7,156	6,008
Interest on deposits with other financial institutions	7	3	44	39
Total interest income	11,510	11,021	45,513	39,282

INTEREST EXPENSE
Deposits	631	732	2,780	2,359
Federal Home Loan Bank advances	48	7	67	9
Interest on note payable	55	56	222	229
Total interest expense	734	795	3,069	2,597
NET INTEREST INCOME	10,776	10,226	42,444	36,685
Provision for loan losses	—	(530)	150	(305)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,776	10,756	42,294	36,990
NONINTEREST INCOME
Service charges	599	645	2,461	2,501
Net gain on sale of available-for-sale securities	57	89	438	339
Earnings on bank owned life insurance	102	103	402	364
Other income	565	290	1,294	1,292
Total Noninterest Income	1,323	1,127	4,595	4,496
NONINTEREST EXPENSES
Salaries and employee benefits	4,839	6,010	19,474	18,523
Occupancy expense	635	611	2,528	2,517
Equipment expense	448	393	1,765	1,926
Professional fees	384	396	1,363	1,471
FDIC assessment	150	150	600	600
Telephone, postage, supplies	298	292	1,199	1,074
Advertising expense	120	119	524	500
Data processing expense	178	136	657	1,076
Low income housing expense	71	71	284	283
Surety insurance	85	83	347	381
Director fees	72	72	288	288
Other real estate owned expense (recovery), net	5	10	(5)	4
Other expenses	458	371	1,668	1,282
Total Noninterest Expense	7,743	8,714	30,692	29,925
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,356	3,169	16,197	11,561
Provision for income taxes	1,314	1,081	5,696	3,364
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,042	$2,088	$10,501	$8,197

Per Share Data:
Basic earnings per share available to common stockholders	$0.63	$0.44	$2.18	$1.73
Diluted earnings per share available to common stockholders	$0.61	$0.43	$2.12	$1.68
Cash dividends declared	$739	$648	$2,847	$2,409
Average shares outstanding	4,850	4,763	4,822	4,742
Average diluted shares outstanding	4,974	4,904	4,945	4,876
Shares outstanding as of the end of period	4,853	4,769	4,853	4,769

FINANCIAL HIGHLIGHTS
(Dollars in thousands)
	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

AVERAGE BALANCES:
Total Assets	$1,191,942	$1,126,582	$1,163,454	$1,010,435
Total Loans	763,654	715,026	746,829	629,814
Total Earning Assets	1,127,339	1,038,581	1,091,703	923,700
Total Deposits	1,018,071	999,024	1,017,398	890,369
Total Stockholder’s Equity	111,807	103,780	109,854	100,621

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.02%	0.74%	0.90%	0.81%
Annualized return on average equity	10.88%	8.05%	9.56%	8.15%
Net interest margin (taxable equivalent)	3.89%	4.00%	3.97%	4.06%
Average loans as a percent of average deposits	75.01%	71.57%	73.41%	70.74%
Average total stockholders’ equity as a % of average total assets	9.38%	9.21%	9.44%	9.96%
Annualized common dividend payout ratio	24.29%	31.03%	27.11%	29.39%

NON-PERFORMING ASSETS					(Extracted from
(Dollars In Thousands)					audited annual
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Non-accrual loans	$6,647	$6,903	$8,182	$6,882	$7,915
Other real estate owned	1,427	1,346	1,247	1,055	1,026
Total non-performing assets	8,074	8,249	9,429	7,937	8,941

Loan loss reserve	$10,167	$10,092	$10,038	$9,943	$9,970
Non-accrual loans/Gross loans	0.84%	0.92%	1.11%	0.92%	1.08%
Loan loss reserves/Gross loans	1.28%	1.34%	1.36%	1.33%	1.36%

CONSOLIDATED BALANCE SHEETS					(Extracted from
(Dollars in thousands)					audited annual
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
ASSETS
Cash and due from banks	$15,758	$17,342	$20,564	$37,737	$12,314
Interest-bearing time deposits with financial institutions	205	204	205	205	205
Securities available for sale, at fair value	360,105	358,877	342,420	329,396	329,207
Other equity securities	7,206	7,206	7,206	6,756	6,748
Loans, net of deferred loan fees and allowance for loan losses	782,485	741,407	725,471	733,991	722,747
Bank premises, equipment and leasehold improvements, net	9,837	9,918	10,114	10,320	10,202
Bank owned life insurance	17,247	16,145	16,050	15,946	15,845
Accrued interest receivable	4,942	4,544	4,547	4,603	4,511
Other real estate owned	1,427	1,346	1,247	1,055	1,026
Goodwill	4,580	4,580	4,580	4,580	4,580
Prepaid expenses	856	670	783	945	997
Other assets	14,746	15,309	15,393	15,444	15,967
TOTAL ASSETS	$1,219,394	$1,177,548	$1,148,580	$1,160,978	$1,124,349

LIABILITIES
Deposits:
Demand, noninterest bearing	$296,273	$285,767	$267,593	$265,947	$263,822
Demand, interest bearing	121,086	110,147	112,591	113,337	102,304
Savings and money market	487,763	491,047	508,605	526,557	491,633
Time	114,384	116,496	118,700	124,410	125,430
Total Deposits	1,019,506	1,003,457	1,007,489	1,030,251	983,189
Federal Home Loan Bank advances	71,000	37,000	7,000	—	17,000
Note payable	4,350	4,500	4,650	4,800	4,950
Accrued expenses and other liabilities	14,224	18,847	17,026	17,230	15,048
Total Liabilities	1,109,080	1,063,804	1,036,165	1,052,281	1,020,187
STOCKHOLDERS’ EQUITY
Common stock, no par value:	76,433	76,065	75,944	75,240	74,805
Retained Earnings	35,427	33,123	31,424	29,666	27,816
Accumulated other comprehensive earnings, net of tax	(1,546)	4,556	5,047	3,791	1,541
Total Stockholders’ Equity	110,314	113,744	112,415	108,697	104,162
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,219,394	$1,177,548	$1,148,580	$1,160,978	$1,124,349

CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
INTEREST INCOME
Interest and fees on loans	$9,578	$9,301	$9,563	$9,871	$9,361
Interest on dividends and securities	1,925	1,815	1,731	1,685	1,657
Interest on deposits with other financial institutions	7	6	22	9	3
Total interest income	11,510	11,122	11,316	11,565	11,021

INTEREST EXPENSE
Deposits	631	657	709	783	734
Federal Home Loan Bank advances	48	10	1	8	7
Interest on note payable	55	54	56	57	56
Total interest expense	734	721	766	848	797
NET INTEREST INCOME	10,776	10,401	10,550	10,717	10,224
Provision (recovery) for loan losses	—	—	75	75	(530)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,776	10,401	10,475	10,642	10,754
NONINTEREST INCOME
Service charges	599	623	618	621	647
Net gain on sale of available-for-sale securities	57	140	57	184	89
Earnings on bank owned life insurance	102	94	105	100	103
Other income	565	245	256	229	290
Total Noninterest Income	1,323	1,102	1,036	1,134	1,129
NONINTEREST EXPENSES
Salaries and employee benefits	4,839	4,821	4,876	4,938	6,010
Occupancy expense	635	645	617	631	611
Equipment expense	448	445	438	434	393
Professional fees	384	298	294	387	396
FDIC assessment	150	150	150	150	150
Telephone, postage, supplies	298	300	306	295	292
Advertising expense	120	104	183	117	119
Data processing expense	178	147	140	192	136
Low income housing expense	71	71	71	71	71
Surety insurance	85	88	87	87	83
Director fees	72	72	72	72	72
Other real estate owned expense (recovery), net	5	—	—	(10)	10
Other expenses	458	372	415	423	371
Total Noninterest Expense	7,743	7,513	7,649	7,787	8,714
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,356	3,990	3,862	3,989	3,169
Provision for income taxes	1,314	1,546	1,414	1,422	1,081
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,042	$2,444	$2,448	$2,567	$2,088

	(Unaudited) Three Months Ended
(Amounts in thousands, except per share	December 31,	September 30,	June 30,	March 31,	December 31,
amounts and percentages)	2016	2016	2016	2016	2015

Per Share Data:
Basic earnings per share available to common stockholders	$0.63	$0.50	$0.51	$0.54	$0.44
Diluted earnings per share available to common stockholders	$0.61	$0.49	$0.50	$0.52	$0.43
Cash dividends declared	$739	$738	$686	$683	$680
Average shares outstanding	4,850	4,843	4,811	4,777	4,711
Average diluted shares outstanding	4,974	4,953	4,930	4,921	4,854
Shares outstanding as of end of period	4,853	4,847	4,837	4,794	4,769

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.02%	0.84%	0.85%	0.90%	0.91%
Annualized return on average equity	10.88%	8.69%	8.98%	9.67%	8.51%
Net interest margin (taxable equivalent)	3.89%	3.88%	3.96%	4.14%	4.17%
Average loans as a percent of average deposits	75.01%	72.96%	72.22%	73.43%	71.11%
Average total stockholders’ equity as a % of average total assets	9.38%	9.70%	9.43%	9.26%	10.68%
Annualized common dividend payout ratio	24.29%	30.20%	28.02%	26.61%	32.57%

					(Extracted from
LOANS					audited annual
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Real Estate Loans:
Construction	$43,683	$38,162	$29,251	$42,465	$44,816
Commercial	421,222	404,841	398,290	411,999	399,993
Multi family	105,963	83,946	82,637	59,993	63,597
Residential	170,523	173,476	174,084	173,437	171,964
Commercial & industrial loans	48,874	50,967	51,366	55,694	52,033
Consumer loans	3,533	1,630	1,311	1,675	1,574
Gross Loans	793,798	753,022	736,939	745,263	733,977
Net deferred loan fees	(1,146)	(1,523)	(1,430)	(1,329)	(1,260)
Allowance for loan losses	(10,167)	(10,092)	(10,038)	(9,943)	(9,970)
NET LOANS	$782,485	$741,407	$725,471	$733,991	$722,747

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.